Exhibit 99.1

PHONETIC SYSTEMS LTD. AND ITS SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004

IN U.S. DOLLARS

- - - - - - - - - -

▪	Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 67067, Israel	▪	Phone:972-3-6232525 Fax:972-3-5622555

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders of

PHONETIC SYSTEMS LTD.

     We have audited the accompanying consolidated balance sheets of Phonetic Systems Ltd. (“the Company”) and its subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity (deficiency) and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

     As discussed in Note 1d. to the financial statements, the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about its ability to continue as a going concern. The agreement and plan of merger are described in Note 1c and management’s plans are also described in Note 1d. The 2004 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
January 30, 2005	A Member of Ernst & Young Global

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

		December 31,
	Note	2004	2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$515	$8,025
Restricted cash	7f	379	—
Trade receivables, net of allowance for doubtful accounts of $172 and $94 in 2004 and 2003, respectively		617	980
Other accounts receivable and prepaid expenses	3	318	186
Inventories		526	26

Total current assets		2,355	9,217

LONG-TERM LEASE DEPOSITS		61	15

SEVERANCE PAY FUND		614	486

PROPERTY AND EQUIPMENT, NET	4,7f	1,380	551

Total assets		$4,410	$10,269

The accompanying notes are an integral part of the consolidated financial statements.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share data)

			December 31,
	Note		2004	2003
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Capital lease obligation	7	d	$131	$54
Trade payables	5		1,372	404
Deferred revenues			1,997	1,750
Other accounts payable and accrued expenses	6		1,976	1,343

Total current liabilities			5,476	3,551

LONG-TERM LIABILITIES:
Accrued severance pay			771	595
Capital lease obligation	7	d	79	4

Total long-term liabilities			850	599

COMMITMENTS AND CONTINGENT LIABILITIES	7

SHAREHOLDERS’ EQUITY (DEFICIENCY):
Share capital:	8
Preferred shares of New Israeli Shekel (NIS) 0.01 par value - Authorized: 4,261,388 shares at December 31, 2004 and 2003; Issued and outstanding (net of treasury shares):
2,412,258 shares at December 31, 2004 and 2003 (see Note 8a for aggregate liquidation preference as of December 31, 2004)			8	8
Ordinary shares of NIS 0.01 par value — Authorized:
7,338,412 shares at December 31, 2004 and 2003; Issued and outstanding: 478,480 shares at December 31, 2004 and 2003			2	2
Treasury shares: 401,346 Series D shares and 789,317 Series E shares as of December 31, 2004 and 2003			(3)	(3)
Additional paid-in capital			45,917	43,007
Deferred stock compensation			(1,016)	—
Accumulated deficit			(46,824)	(36,895)

Total shareholders’ equity (deficiency)			(1,916)	6,119

			$4,410	$10,269

The accompanying notes are an integral part of the consolidated financial statements.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

		Year ended December 31,
	Note	2004	2003	2002
Sales		$2,390	$2,711	$2,779
Maintenance		2,574	2,005	1,730

		4,964	4,716	4,509

Cost of sales and maintenance		872	801	625

Gross profit		4,092	3,915	3,884

Operating costs and expenses:
Research and development, net	11	4,149	2,240	3,838
Sales and marketing		6,899	5,094	6,580
General and administrative		2,930	2,239	3,120

Total operating expenses		13,978	9,573	13,538

Operating loss		(9,886)	(5,658)	(9,654)

Financial income (expenses), net		(43)	117	830
Other income		—	23	2

Net loss		$(9,929)	$(5,518)	$(8,822)

The accompanying notes are an integral part of the consolidated financial statements.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)

U.S. dollars in thousands

							Total
				Additional	Deferred		shareholders’
	Preferred	Ordinary	Treasury	paid-in	stock	Accumulated	equity
	shares	shares	shares	capital	compensation	deficit	(deficiency)
Balance as of January 1, 2002	$8	$2	$—	$48,041	$—	$(22,555)	$25,496

Warrants granted to consultants	—	—	—	6	—	—	6
Exercise of stock options	—	*) —	—	12	—	—	12
Net loss	—	—	—	—	—	(8,822)	(8,822)

Balance as of December 31, 2002	8	2	—	48,059	—	(31,377)	16,692

Purchase of treasury shares	—	—	(3)	(5,060)	—	—	(5,063)
Warrants granted to consultants	—	—	—	4	—	—	4
Exercise of stock options	—	*) —	—	4	—	—	4
Net loss	—	—	—	—	—	(5,518)	(5,518)

Balance as of December 31, 2003	8	2	(3)	43,007	—	(36,895)	6,119

Warrants granted to consultants	—	—	—	146	—	—	146
Deferred stock compensation	—	—	—	2,764	(2,764)	—	—
Amortization of deferred stock compensation	—	—	—	—	1,748	—	1,748
Net loss	—	—	—	—	—	(9,929)	(9,929)

Balance as of December 31, 2004	$8	$2	$(3)	$45,917	$(1,016)	$(46,824)	$(1,916)

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2004	2003	2002
Cash flows from operating activities:
Net loss	$(9,929)	$(5,518)	$(8,822)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	453	770	1,178
Gain on sale of property and equipment	—	(1)	(2)
Accrued severance pay, net	48	2	(34)
Decrease (increase) in trade receivables	363	(452)	602
Decrease (increase) in other accounts receivable and prepaid expenses	(132)	(54)	168
Decrease (increase) in inventories	(500)	5	(28)
Increase (decrease) in trade payables	968	163	(452)
Increase (decrease) in other accounts payable and deferred revenues	880	990	(362)
Compensation expense on warrants granted to consultants	146	4	6
Amortization of deferred stock compensation	1,748	—	—

Net cash used in operating activities	(5,955)	(4,091)	(7,746)

Cash flows from investing activities:
Restricted cash	(379)	—	—
Long-term deposit	(46)	64	—
Proceeds from sale of property and equipment	—	1	107
Purchase of property and equipment	(985)	(72)	(285)

Net cash used in investing activities	(1,410)	(7)	(178)

Cash flows from financing activities:
Proceeds from exercise of stock options	—	4	12
Purchase of treasury shares	—	(5,063)	—
Payment of capital lease obligation	(145)	(88)	(79)

Net cash used in financing activities	(145)	(5,147)	(67)

Decrease in cash and cash equivalents	(7,510)	(9,245)	(7,991)
Cash and cash equivalents at the beginning of the year	8,025	17,270	25,261

Cash and cash equivalents at the end of the year	$515	$8,025	$17,270

Supplemental disclosure of non-cash investing and financing activities:
Capital lease obligation related to purchase of property and equipment	$297	$—	$225

The accompanying notes are an integral part of the consolidated financial statements.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:- GENERAL

a.	Phonetic Systems Ltd. (“the Company”) was incorporated and commenced operations on February 7, 1994. The Company develops and markets an automatic telephone information system.

b.	Subsidiaries as of December 31, 2004:

1.	Phonetic Systems Inc. (incorporated on March 24, 1998).

2.	Phonetic Systems U.K. Limited (incorporated on January 19, 2001). During 2002 — 2005, Phonetic Systems U.K. Limited reduced its operation and is in a process of ceasing its operations.

c.	On November 15, 2004, ScanSoft Inc., a publicly traded company (Nasdaq: SSFT) (“ScanSoft”) entered into an agreement and plan of merger with the Company and its shareholders. The Company will survive the merger as a wholly-owned subsidiary of ScanSoft. The aggregate consideration for the shareholders of the Company consists of (i) approximately $ 35,000 in cash, of which $ 17,500 will be paid at closing and $ 17,500 will be paid 24-months after closing, (ii) a contingent payment of up to an additional $ 35,000 in cash to be paid, if at all, upon the achievement of certain performance targets, and (iii) unvested warrants to purchase 750,000 shares of ScanSoft Common stock (“the warrants”) that will vest, if at all, upon the achievement of certain performance targets. The transaction has been approved by the boards of directors of both ScanSoft and the Company.

Consummation of the transaction is subject to certain conditions upon closing.

d.	The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a loss from continuing operations of $9,886 for the year ended December 31, 2004, a working capital deficiency of $ 3,121 and a net capital deficiency of $ 1,916 as of December 31, 2004. These conditions raise substantial doubt that the Company will be able to continue as a going concern.

If the merger with ScanSoft, as described in Note 1c, will not be consummated, management plans to start a process of fund raising.

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

a.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

b.	Functional currency:

A majority of the revenues of the Company is generated in U.S. dollars (“dollars”). In addition, part of the costs of the Company is incurred in dollars. The Company’s management believes that the dollar is the primary currency of the economic environment in which the Company operates. Thus, the functional currency of the Company is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52 of the Financial Accounting Standards Board (“FASB”). All transaction gains and losses of the remeasurement of monetary balance sheet items are reflected in the statement of operations as financial income or expense, as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.

d.	Cash equivalents:

The Company considers all highly liquid investments originally purchased with maturities of three months or less to be cash equivalents.

e.	Inventories:

Inventories are stated at the lower of cost or market value on a specific consumption basis. The inventories represent hardware elements, most of them are considered as finished products which have been installed at the customer’s site but for which the Company has not yet recognized the revenue.

f.	Long-term lease deposits:

Long-term deposits with maturities of more than one year are included in long-term investments and presented at their cost.

g.	Property and equipment:

Property and equipment are stated at cost net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%
Computers and peripheral equipment	33 - 50
Office furniture and equipment	7 - 33
Motor vehicles	15
Leasehold improvements	Over the term of the lease

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company’s long-lived assets are reviewed for impairment in accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. In the reported periods, no impairment indicators have been identified.

h.	Research and development costs:

Statement of Financial Accounting Standards (“SFAS”) No. 86 “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed” requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

Based on the Company’s product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of a working model and the point at which the products are ready for general release have been insignificant. Therefore, all research and development costs have been expensed as incurred.

i.	Severance pay:

Under Israeli law, the Company is required to make severance payments to dismissed employees (including officers) and to employees leaving employment under certain other circumstances.

The Company’s liability for severance pay for the Israeli employees is calculated pursuant to Israel’s Severance Pay Law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. Employees are entitled to one month salary for each year of employment, or a portion thereof. The Company’s liability for all of its employees is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company’s balance sheet.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israel’s Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

j.	Government grants:

Royalty-bearing grants from the Government of Israel, for funding certain approved research and development projects are recognized at the time the Company is entitled to such grants on the basis of the costs incurred, and included as a deduction of research and development costs.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

k.	Revenue recognition:

The Company generates revenues from software licenses fees, services and post contract support services.

License fees are recognized in accordance with Statement of Position SOP No. 97-2, “Software Revenue Recognition”, when the software has been delivered and installed, and a persuasive sale agreement exists evidencing a fixed and determinable fee for which collectability is reasonable assured. In most of the Company sales agreements there is an acceptance period. The Company recognizes the revenue after the acceptance period. Fees for post contract support services are deferred and amounts are recognized as earned ratably over the contract period, which generally is one year. Fees for services are recognized as the services are performed. When license, service packet and post contract service fees are combined in multiple element arrangements, the related revenue amounts are recognized based upon vendor-specific objective evidence and, if not available, the deferral of revenue recognition is required until the final element of the arrangement is delivered. In those circumstances in which vendor-specific objective evidence of the undelivered elements exists, revenues from the delivered element is recognizable provided that any discount included in the multiple element arrangement is applied to the delivered element consistent with the residual method, under SOP No. 97-2.

l.	Warranty costs:

The Company provides a warranty for up to 90 days at no extra charge. Warranty periods end before the acceptance period is over, therefore no revenue is recognized until warranty period expires. Pursuant to this, the Company did not record a provision for estimated warranty costs. Based on the Company’s experience, the amounts are insignificant.

m.	Income taxes:

The Company accounts for income taxes in accordance with SFAS 109, “Accounting for Income Taxes”. This Statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, to reduce deferred tax assets to their estimated realizable value.

n.	Concentrations of credit risk:

Financial instruments that potentially subject the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.

Cash and cash equivalents are invested in deposits in major banks in Israel and the United States. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The trade receivables of the Company and its subsidiaries are derived mainly from sales to customers in the United States. The Company performs ongoing credit evaluations of its customers and, to date, has not experienced any material losses. The allowance for doubtful accounts is determined with respect to specific debts that are doubtful of collection.

The Company and its subsidiaries have no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

o.	Accounting for stock-based compensation:

The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation” (“FIN 44”), in accounting for its employee stock option plans. Under APB 25, when the exercise price of the Company’s share options is less than the market price of the underlying shares on the measurement date (as defined under APB 25), compensation expense is recognized.

According to the employees option plan, the exercise price shall be paid in full with respect to each share, at the time of exercise, either in cash or in shares issuable upon exercise of the option having a fair market value equal to such exercise price, or in such other manner, as the committee established by the Board of Directors of the Company to administer the restricted stock incentive plan for U.S. employees shall determine, including a cashless exercise procedure through a broker-dealer. Pursuant to the provisions of APB 25, the Company’s 1999 stock option plan is decreed a variable plan, since Company’s employees can choose to pay the exercise price in shares or cash. Therefore, changes in the intrinsic value of the option, is charged to the statement of operation. In the year 2002 – 2003, no expenses were charged. In the year 2004, $ 1,748 was charged to the statements of operations.

The Company adopted the disclosure provisions of SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, which amended certain provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. The Company continues to apply the provisions of APB No. 25, in accounting for stock-based compensation.

Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee options under the fair value method prescribed by that statement. The fair value for these options was estimated at the date of grant using the minimum value option valuation model with the following weighted-average assumptions for 2002, 2003 and 2004: risk free interest rates 2%, 2% and 1.5% respectively, dividend yields of 0% for each year, and an expected life of the option of four years.

Pro forma information under SFAS No. 123 is as follows:

	Year ended December 31,
	2004	2003	2002
Net loss	$(9,929)	$(5,518)	$(8,822)
Deduct — stock-based employee compensation — intrinsic value	$1,748	$—	$—
Add — stock-based employee compensation — fair value	$(218)	$(126)	$(98)

Pro Forma net loss	$(8,399)	$(5,644)	$(8,920)

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

p.	Fair value of financial instruments:

The following methods and assumptions were used by the Company and its subsidiaries in estimating their fair value disclosures for financial instruments:

The carrying amounts of cash and cash equivalents, trade receivables, other accounts receivable, trade payables and other accounts payable approximate their fair value due to the short-term maturity of such instruments.

q.	Impact of recently issued accounting standards:

In November 2004, the FASB issued Statement of Financial Accounting Standard No. 151, “Inventory Costs, an amendment of ARB No. 43. Chapter 4,” (“SFAS 151”). SFAS 151 amends Accounting Research Bulletin (“ARB”) No. 43. Chapter 4 to clarify that abnormal amounts of idle facility expense, freight handling costs and wasted materials (spoilage) should be recognized as current-period charges. In addition, SFAS 151 requires that allocation of fixed products overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect that the adoption of SFAS 151 will have a material effect on its financial position or results of operations.

On December 16, 2004, the FASB issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not yet determined the impact of applying the various provisions of Statement 123R.

r.	Reclassification:

Certain amounts from prior years have been reclassified to conform to current period presentation.

NOTE 3:- OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31,
	2004	2003
Government authorities	$273	$131
Prepaid expenses	45	55

	$318	$186

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands

NOTE 4:- PROPERTY AND EQUIPMENT

	December 31,
	2004	2003
Cost:
Computers and peripheral equipment	$3,740	$2,619
Office furniture and equipment	828	667
Motor vehicles	2	2
Leasehold improvements	3	3

	4,573	3,291

Accumulated depreciation	3,193	2,740

Depreciated cost	$1,380	$551

     As for charges, see Note 7f.

NOTE 5:- TRADE PAYABLES

	December 31,
	2004	2003
Suppliers	$1,274	$364
Related parties (see Note 10)	98	40

	$1,372	$404

NOTE 6:- OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2004	2003
Employees and payroll accruals	$1,279	$741
Accrued vacation pay	452	335
Accrued expenses	245	267

	$1,976	$1,343

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands

NOTE 7:- COMMITMENTS AND CONTINGENT LIABILITIES

a.	Royalty commitments:

Under the Company’s research and development agreements with the Office of the Chief Scientist (“OCS”) and pursuant to applicable laws, the Company is required to pay royalties at the rate of 3.5% of sales of products developed with funds provided by OCS, up to an amount equal to 100% of OCS research and development grants, linked to the U.S dollar.

During 2004 and 2003, the Company paid royalties in the amount of $ 159 and $ 155, respectively, to the Office of the Chief Scientist. These amounts were charged to cost of revenues for the respective periods.

As of December 31, 2004, the Company has a remaining contingent obligation to pay royalties in the amount of $ 1,333 (which equals the maximum funds received by the OCS net of royalty paid), including accrued expenses in the amount of $ 120.

b.	Pursuant to a license agreement with Force Computer Inc. (“Force”), formerly a member company of the Compaq group, Force authorized the use of its technology, and the Company has undertaken to pay Force royalties based on the number of systems sold, as follows:

Number of sold systems	Royalties per system
Up to 1,000	$100
1,001 - 5,000	75
Over 5,001	50

As of December 31, 2004, the Company has a remaining accrued obligation to pay royalties in the amount of $ 2.

c.	Lease commitments:

In May 2003, a subsidiary signed a sublease agreement beginning in June 2003 for a period of one year and 10 months.

In September 2000, the Company signed a rental agreement beginning in February 2002 for a period of five years plus an option to renew for another five years.

The Group’s total rent expenses for the years ended December 31, 2002, 2003 and 2004 were approximately $ 797, $ 405 and $ 337, respectively.

The Company’s and subsidiary’s future minimum lease commitments under non-cancelable operating leases for the years ended December 31, are as follows:

2005	$315
2006	294
2007	40

Total capital lease	$649

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands

NOTE 7:- COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

d.	Capital lease:

The Company leases certain equipment under leases classified as capital leases for financial reporting purposes. The following is a schedule of future minimum lease payments under these agreements:

2005	$131
2006	79

$210

e.	Contracts with contingent liabilities:

During 2004, the Company was awarded several contracts from various telecommunication service providers to deliver a speech recognition platform for the automation of directory assistance calls. Inherent in the provisioning of such technology platforms in mission critical deployments, certain platform performance criteria are subject to contractual service level milestones. In some of the contracts under the agreement, the Company is subject to penalties if certain performance criteria are not met. These penalties are limited to the total amount that the Company will record from those agreements, and are in the form of credits against future business. The Company has not yet recorded any revenue from those agreements.

The Company has recorded provision of $ 50 for a penalty payment that is not a contingent payment.

f.	Charges:

In order to secure the Company liabilities, the Company issues a limited fixed charge on its property and equipment and cash.

During 2004, the Company recorded a charge in amount of $ 230 against its property and equipment in favor of lease commitments following a capital lease of computer equipment. In accordance with the lease terms, the Company issued a bank guarantee in an amount of $ 10 and recorded a limited charge on its bank deposit in favor of the bank, resulting in restricted cash of $ 10.

In 2004 and 2003, in accordance with rent lease agreement, the Company issued a bank guarantee in favor of the lessor in an amount of $ 354, as of December 31, 2004 and 2003. During 2004, according to the bank request, the Company recorded a limited charge on its bank deposit in favor of the bank, resulting in restricted cash of $ 369. No cash was restricted as of December 31, 2003.

Total restricted cash as of December 31, 2004 were $ 379.

g.	Bonuses:

On December 7, 2004, the Board of Directors of the Company (“the Board”) resolved to provide an additional consideration to employees who are holders of options for the Company’s Ordinary shares, which the Board, at its discretion, shall determine, in an amount up to $ 350 (which amount will reduce the first payment to the other shareholders). No amount was accrued as of December 31, 2004.

This additional amount is contingent upon plan of merger closing and will be recognized when plan of merger will be consummated.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 8:- SHAREHOLDERS’ EQUITY

     a. Composition:

	Authorized		Issued and outstanding
	December 31,		December 31,
	2003	2004	2003	2004
	Number of shares
Shares of NIS 0.01 par value:
Ordinary shares	7,338,412	7,338,412	478,480	478,480
Preferred A shares	682,000	682,000	679,755	679,755
Preferred B shares	1,117,500	1,117,500	890,781	890,781
Preferred B1 shares	71,104	71,104	15,469	15,469
Preferred BB shares	226,563	226,563	—	—
Preferred BB1 shares	14,221	14,221	—	—
Preferred C shares	650,000	650,000	648,149	648,149
Preferred D shares	500,000	500,000	64,897	64,897
Preferred E shares	1,000,000	1,000,000	113,207	113,207

	11,599,800	11,599,800	2,890,738	2,890,738

     Number of options:

	Exercise	December 31,
	price per	2003	2004
	option	Number of options
Options for Ordinary shares	$0.8–2.2	119,786	106,683

Series A option exercisable to preferred A shares	$0.01	1,700	1,700

Series B option exercisable to preferred B shares	$8	226,563	226,563

Series D option exercisable to preferred D shares	$2	30,000	30,000

Series D option exercisable to ordinary shares	$2	124,675	124,675

		502,724	489,621

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

*)	The above options were issued in connection with prior financings and do not include options issued to employees (see c. below).

As of December 31, 2004, all options are exercisable.

The holders of Ordinary shares are entitled to rights to vote, to participate in meetings, to receive dividends and to participate in the excess assets upon liquidation of the Company.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 8:- SHAREHOLDERS’ EQUITY (Cont.)

The holders of Preferred A shares are entitled to further rights such as to vote in a special or annual meeting of shareholders or any resolution and priority in the event of distribution of assets upon liquidation or a sale transaction of the Company and to acquire shares upon the Company’s issuance of shares.

The holders of Preferred B and BB shares shall have the same voting rights as the holders of the Preferred A shares and Ordinary Shares, respectively.

The holders of Preferred B1 and BB1 shares shall have no voting rights except in a merger or consolidation.

In the event of the distribution of assets upon liquidation of the Company, the holders of BB and BB1 Preferred shares will be conferred the same rights on the assets of the Company as those conferred by Ordinary shares, except for priority payment in the event of liquidation or a sale transaction. See below for further information.

The holders of Preferred C, D and E shares are entitled to the same rights as the holders of the Preferred A shares, except for priority payment in the event of liquidation or a sale transaction. See below for further information.

In the event of liquidation or sale transaction, all the assets of the Company available for distribution among the shareholders shall be distributed as follows: first, to the holders of Preferred E shares pari passu with the holders of Preferred D shares; second, to the holders of Preferred C shares pari passu with the holders of Preferred B and B1 shares; third, to the holders of Preferred A shares, and after which to all the shareholders pari passu on a fully diluted basis.

Notwithstanding the above, with respect to the holders of any series of Preferred shares, if the total amount distributed per share on an as converted basis to each such holder of Preferred shares is greater than twice the liquidation preference of such series of Preferred shares, then the preference for such series of Preferred shares shall not apply.

As of December 31, 2004, the liquidation preferences (assuming exercise of all options) are as follows:

Accumulated Series A	$3,651
Accumulated Series B	9,063
Accumulated Series C	10,500
Accumulated Series D	1,318
Accumulated Series E	2,385

$26,917

b.	In February 2003, the Company repurchased part of its shares and warrants from certain of its D and E shareholders as follows: 401,246 Series D shares, 789,317 Series E shares and 233,236 warrants exercisable into 336,370 Ordinary shares for a total amount of $ 5,063.

c.	Options issued to employees:

Under the Company’s 1999 stock option plan and restricted stock incentive plan for U.S. employees, options may be granted to officers, directors, employees and consultants of the Company and its subsidiaries. The options vest primarily over four years. Any options, which are forfeited or not exercised before expiration, become available for future grant.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 8:- SHAREHOLDERS’ EQUITY (Cont.)

The following is a summary of the Company’s stock options granted among the various plans:

	Year ended December 31,
	2002		2003		2004
		Weighted		Weighted		Weighted
	Number of	average	Number of	average	Number of	average
	options	exercise price	options	exercise price	options	exercise price
Outstanding at beginning of year	971,437	$4.285	831,564	$1.668	714,684	$1.503

Granted	246,997	$2.14	129,969	$1.150	231,125	$1.95
Exercised	(14,102)	$0.886	(2,143)	$1.889	—	—
Forfeited	(372,768)	—	(244,706)	$1.925	(20,144)	$1.02

Outstanding at end of year	831,564	$1.668	714,684	$1.503	925,665	$1.54

Exercisable options	545,117	$3.7	473,091	$1.452	626,241	$1.43

As of December 31, 2004, an aggregate of 338,049 Ordinary shares of the Company are still available for future grant.

In 2002, the Company effected repricing for 127,500 options to purchase ordinary shares. No expenses were charged to the statements of operations on the repricing date.

The options outstanding as of December 31, 2004, have been separated into ranges of exercise price as follows:

	Options		Options
	outstanding		exercisable
	as of	Remaining	as of
	December 31,	contractual	December 31,
Exercise price	2004	life (years)	2004
$ 0.01	19,600	3-4	19,600
$ 0.8	253,047	4-5	253,047
$ 1.15	408,868	6-10	258,714
$ 1.62	11,450	5-7	10,513
$ 2.20	174,400	9-10	31,600
$ 3.8	10,000	8-9	9,375
$ 4.05	3,500	6	3,500
$ 4.85	6,400	7	5,761
$ 6.77	38,400	7	34,131

	925,665		626,241

On December 7, 2004, the Board resolved -

1.	To accelerate, prior to the closing, as defined in the merger agreement, all options for the Company’s Ordinary shares under the Plans, held by employees who commenced their employment with the Company or a subsidiary on or before January 1, 2004.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 8:- SHAREHOLDERS’ EQUITY (Cont.)

2.	To take note that under the transactions contemplated by the merger agreement, unvested options for the Company’s Ordinary shares issued under the Plans and not accelerated as stated above may be accelerated according to the terms of the Plans or under certain employment contracts.

If the plan of merger is not consummated, the options will not be accelerated.

As of December 31, 2004, notice to employees has not been delivered yet (see Note 13).

d.	Warrants issued to consultants:

In April 2002, the Company issued to consultants 68,000 warrants (out of them, 60,000 to a BOD member) for Ordinary shares with an exercised price of $ 3.8 per share. The warrants have contractual life of 10 years and vest primarily over four years. In 2003, 60,000 of the warrants were forfeited due to the resignation of a BOD member.

During 2004, the Company issued to consultants 41,500 warrants for Ordinary shares with an exercise price of $ 2.2 per share. 30,000 of these warrants were issued to a related party. The contractual life of 11,500 of the warrants is 10 years and they have a vesting period of four years, and the contractual life of 30,000 of the warrants issued to the related party is 10 years and they vest immediately.

The Company had accounted for its warrants to consultants under the fair value method of SFAS No. 123 and EITF 96-18. The fair value for these warrants was estimated using a Black-Scholes Option-Pricing Model with the following weighted-average assumptions for 2002, 2003 and 2004: risk-free interest rates of 2%, 2% and 1.5%, respectively, dividend yields of 0% for each year, volatility factors of the expected market price of the Company’s Ordinary shares of 80% for each year, and an expected life of the warrants of 10 years.

NOTE 9:- TAXES ON INCOME

a.	Measurement of results for tax purposes under the Income Tax (Inflationary Adjustments) Law, 1985:

Results for tax purposes are measured in terms of earnings in NIS after certain adjustments for increases in Israel’s CPI. As explained in Note 2a, the financial statements are measured in U.S. dollars. The difference between the annual change in Israel’s CPI and in the NIS/dollar exchange rate causes a further difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109 the Company has not provided deferred income taxes on the differences between the functional currency and the tax bases of assets and liabilities.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 9:- TAXES ON INCOME (Cont.)

b.	Tax benefits under the Law for the Encouragement of Capital Investments, 1959:

The Company’s production facilities in Israel have been granted an “Approved Enterprise” status under the above law. The main benefit arising from such status is the reduction in tax rates on income derived from an “Approved Enterprise”. Income derived from an “Approved Enterprise” is tax exempt for a period of the first two years out of the seven year period of benefits. Income derived during the remaining five years of benefits is taxable at the rate of 25%. The period of benefits relating to the “Approved Enterprises” will take effect in the first year in which the Company will realize taxable income from the “Approved Enterprise” and will last for seven years but not beyond 2010. The tax-exempt income attributed to the “Approved Enterprise” can be distributed to shareholders the Company will be liable to corporate tax at the rate of 25%. Under Israeli law, dividends paid out of “Approved Enterprise” earnings will be subject to a reduced rate of withholding tax of 15%.

As of December 31, 2004, the Company did not benefit from the “Approved Enterprise” status, due to accumulated losses.

c.	Loss before taxes on income is comprised as follows:

	Year ended December 31,
	2004	2003	2002
Domestic	$(7,126)	$(2,767)	$(4,117)
Foreign	(2,803)	(2,751)	(4,705)

	$(9,929)	$(5,518)	$(8,822)

d.	Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2004	2003
	Total	Total
Loss carryforward	$17,347	$12,769
Accrued vacation pay and severance pay	42	(4)
Less — valuation allowance	(17,389)	(12,765)

	$—	$—

The Company and its subsidiaries have provided valuation allowances in respect of deferred tax assets resulting from tax loss carryforward and other temporary differences, since they have a history of losses over the past few years. Management currently believes that it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized.

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 9:- TAXES ON INCOME (Cont.)

The Company has an accumulated loss for tax purposes as of December 31, 2004 in the amount of approximately $ 23,188, which may be carried forward and offset against taxable income in the future for an indefinite period. Through December 31, 2004, the subsidiary had U.S. federal net operating loss carryforward of approximately $ 23,077 that can be carried forward and offset against taxable income for 20 years and are subject to review and possible adjustment by the Internal Revenue Service. The United States Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available by the US subsidiary to be used in any given year under certain circumstances, including significant changes in ownership interests.

NOTE 10:- RELATED PARTIES TRANSACTIONS

	Year ended December 31,
	2004	2003	2002
Management services	$180	$218	$—
Reimbursement of expenses	39	3	2

	219	221	2

Compensation expenses in respect with warrants granted for management services *)	136	4	—

Total	$355	$225	$2

Management fee were paid to one of the shareholders for certain management services in the amount of $ 15 per month, for the period from October 15, 2002, in accordance with board recommendation to pay such fee.

Reimbursements of expenses were paid for two of the shareholders.

*)	Includes 30,000 and 46,119 warrants for Ordinary shares for years ended December 31, 2004 and 2003, respectively.

NOTE 11:- SELECTED STATEMENTS OF OPERATIONS DATA

	Year ended December 31,
	2004	2003	2002
Research and development costs, net:
Research and development costs	$4,814	$3,071	$3,838
Net of grant from the Chief Scientist	665	831	—

	$4,149	$2,240	$3,838

PHONETIC SYSTEMS LTD.
AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 12:- CUSTOMERS AND GEOGRAPHIC INFORMATION

a.	Summary information about geographic areas:

The Company operates in one industry segment (see Note 1 for a brief description of the Company’s business). The following data is presented in accordance with SFAS No. 131, “Disclosure About Segments of an Enterprise and Related Information”. Total revenues are attributed to geographic areas based on the location of end customers.

The following presents total revenues and long-lived assets for the year ended December 31, 2004, 2003 and 2002 and as of December 31, 2004, 2003 and 2002, respectively:

	Total revenues			Long-lived assets
	United			United
	States	Israel	Total	States	Israel	Total
2004	$4,569	$395	$4,964	$716	$664	$1,380
2003	4,630	86	4,716	91	460	551
2002	4,491	18	4,509	385	864	1,249

b.	The Company has no transactions with a single external customer which amounted to 10 percent or more of the Company’s revenues.

NOTE 13:- SUBSEQUENT EVENTS

On January 21, 2005 and on January 23, 2005, the Company delivered notices to employees regarding the acceleration of all options held by employees. Consequently, the Company is expected to recognize expense in the amount of $ 1,016 in 2005, pursuant to plan of merger consummation. If the plan of merger is not consummated, the options will not be accelerated.